SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 14, 2005
CORTLAND BANCORP
(Exact name as specified in its charter)

Ohio	000-13814	34-1451118

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)
194 West Main Street, Cortland, Ohio 44410

(Address of principal executive officer, including Zip Code)
Registrant’s telephone number, including area code: (330) 637-8040
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     The Board of Directors of Cortland Bancorp voted October 11, 2005 to increase the retainer for serving on the Board of Directors of Cortland Bancorp’s bank subsidiary, The Cortland Savings and Banking Company, to $18,000 annually, paid in monthly installments of $1,500. The previous annual retainer of $15,000 had been in place since the year 2000. The Board also approved an increase in the stipend paid to management directors. Management directors receiving $6,000 annually since 1986 will now earn $7,200 per year, paid in monthly installments of $600. The director emeritus compensation, last revised in January of 2005, will increase from $250 per meeting to $300 per meeting, subject to an annual maximum compensation of $6,000 which remains unchanged. To remain in ‘good standing,’ directors emeritus are now required to attend a minimum of 75% of the Board meetings as are all directors. Effective immediately, these changes will be reflected in October’s director compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP
By:	/s/ Lawrence A. Fantauzzi
Lawrence A. Fantauzzi, President

Date: October 14, 2005